                                                               Exhibit 10.3
                                                               February 14, 2001

--------------------------------------------------------------------------------
                                    SUNTRUST
     SUMMARY OF MODIFICATIONS TO THE SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
--------------------------------------------------------------------------------

The Compensation Committee of the Board of Directors of SunTrust Banks, Inc. approved a recommendation presented by the Human Resources staff to amend the SunTrust Supplemental Executive Retirement Plan (SERP). The purpose of the amendment to the plan is to provide for a second tier SERP benefit targeted at 50% of a covered executive's final average covered compensation. The Committee also approved a second recommendation to add 13 executives as participants in the amended SERP at the second tier SERP benefit level. The Committee also approved specific plan design features that are summarized below.

------------------------------------------------------------------------------------------------------------------------------------
PROVISION                         RECOMMENDATION                                                        COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
Purpose        .  To deliver competitive retirement benefits that help     The definition of covered compensation for the
                  attract and retain key talent and help mitigate the      qualified retirement plan includes base pay only. More
                  erosion of retirement income benefits resulting from     recently, a greater percentage of an executive's pay
                  statutory limitations                                    is being delivered in the form of variable
               .  To provide a retirement benefit which more               compensation that is directly linked to organization
                  appropriately takes into account the total cash          and individual performance. Therefore, it is appropriate
                  compensation of covered executives                       to include variable pay in the definition of covered
                                                                           compensation to ensure appropriate and competitive levels
                                                                           of retirement income are being provided to covered
                                                                           executives.


------------------------------------------------------------------------------------------------------------------------------------
Participation  Add 13 participants.                                        Other companies in our industry group of comparable
                                                                           size would typically have 60+ participants.
               Discretionary, but with strong consideration given to:
               .  Grades 52+ (midpoint $170,000)                           .  5 SunTrust executives currently in SERP
               .  Historically high contributors                           .  Mr. Wells currently in SunTrust SERP per Merger
               .  Future senior level contribution anticipated                Agreement
               .  Management level: primarily Management committee with    .  13 Crestar executives are grandfathered participants
                  consideration also given to LOB heads, STI functional       in Crestar SERP (5 have pulled chute including one
                  heads, Bank CEOs and key line managers of largest banks     who is retiring soon)
                                                                           .  Additional 13 executives to be covered

                                                                           Even with a total of 20-30 participants, SunTrust is
                                                                           still conservative with respect to the total number of
                                                                           covered executives when compared to our industry peer
                                                                           group.

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
PROVISION                          RECOMMENDATION                                              COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
Covered               Includes base pay and short term cash incentive          The current SERP provisions include one year
Compensation          awards.  Covered compensation is the sum of the          of PUP in the definition of covered compensation
                      participants' base pay plus the annual cash              due to the historical compensation mix.  Since we
                      incentive award for a calendar year.  The annual         have recently shifted some portion of compensation
                      cash incentive award is included in the calendar         opportunity for PUP to MIP, it is appropriate to only
                      year during which the award was earned and not the       include MIP for new participants on a prospective
                      calendar year during which it is paid.                   basis.  Survey data indicates that PUP awards are
                                                                               typically excluded from the definition of covered
                                                                               compensation. If a FIP participant becomes a SERP
                                                                               participant, should consider limiting the amount of a
                                                                               FIP award that can be taken into consideration when
                                                                               computing final average covered compensation.

------------------------------------------------------------------------------------------------------------------------------------
Final                 Final average compensation will be the sum of the        The SERP will be amended to provide that the
Average               three full calendar years of covered compensation        definition of final average compensation will
Compensation          out of the five full calendar years immediately          apply to Tier I SERP participants also. However, the
                      preceding the executive's retirement, that will          definition of covered compensation for Tier I SERP
                      produce the highest average.                             participants will not change. Should consider capping
                                                                               the amount of a FIP award at equivalent MIP level if
                                                                               a FIP particpant becomes a covered executive.

------------------------------------------------------------------------------------------------------------------------------------
Benefit               2% x years of creditable service not to exceed           Credit given for all creditable SunTrust service
Accrual               25 years  x  covered compensation
Formula

------------------------------------------------------------------------------------------------------------------------------------
Target Benefit        50% of final average covered compensation                Current SunTrust SERP target retirement benefit
Amount                Offset by:                                               is 60% of final average covered compensation.
(Income               .   Benefits payable from SunTrust Retirement Plan       This was adopted in mid-eighties to be compatible
Replacement           .   Benefits payable from SunTrust ERISA Excess Plan     with the qualified retirement plan for employees.
Ratio)                .   Benefits payable under any previous employer's       This plan has since been changed. 55% is the
                          retirement plans (qualified and/or non-qualified)    market median for a full-service executive with 30
                      .   Benefits payable from Social Security                years of service.  Crestar uses 50% (but also
                                                                               uses highest average comp in three years).

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 PROVISION                       RECOMMENDATION                                                   COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
Payment       The normal form of payment would continue to be a single      The grandfathered PBGC rate would not be available
              lump sum distribution. Other payment options, as provided     to new participants for purposes of calculating the
              for in the retirement plan, would be available at the         lump sum value of the accrued SERP benefit.
              executive's election
              .
------------------------------------------------------------------------------------------------------------------------------------
Vesting       Age 60 with 10 years of service                               Current SERP specifies age 60.  There have been no
                                                                            external hires added to the SERP. Recently, as a
              Immediate vesting as a result of death, disability, or in     precautionary measure,  all current SERP
              the event of a change in control                              participants were vested to avoid the excise tax on
                                                                            excess parachute attributable to accelerated vesting
                                                                            in the event of a change in control.


                                                                            Age 60 provides a "Golden Handcuff" until the
                                                                            executive attains age 60, and helps avoid some of the
                                                                            excise tax on excess parachute payments in the event of
                                                                            a CIC.


                                                                            If an external hire becomes a named participant in the
                                                                            SERP, a determination could be made regarding the
                                                                            appropriateness of this vesting schedule or whether, on
                                                                            an individual basis, we designate a specific amount of
                                                                            service or special vesting schedule as appropriate.

------------------------------------------------------------------------------------------------------------------------------------
Early         Eligible at age 60 with 10 years of service                   Same early retirement reduction factors as qualified
Retirement                                                                  pension plan.


                                                                            SERP service factor (which acts as an early
                                                                            retirement reduction) will not apply to new
                                                                            participants.

------------------------------------------------------------------------------------------------------------------------------------
Survivor      Pre-retirement: joint & 50% survivor annuity
Benefit       Post-retirement: none (unless executive had elected a
              joint and survivor payment option)

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
     PROVISION                                RECOMMENDATION                                             COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
Change in Control     Continue with current CIC provisions:                          All SERP participants will also be provided
                       . Within 3 years of a change in control, if there is          with a change in control agreement. Therefore,
                         involuntary termination or voluntary termination for        it is possible that all change in control
                         good reason, SERP compensation is to be based on the        protections, benefits enhancements and benefit
                         highest compensation for any 12 month period during         continuation provisions can be addressed in the
                         the last five years; SERP service is to be increased        change in control agreements and section 13 of
                         by the lesser of 36 full months or the number of            the SERP can be deleted.
                         months between the normal retirement date and the
                         date of termination. The SERP distribution is to be
                         paid in a lump sum as soon as practical after a change
                         in control.

------------------------------------------------------------------------------------------------------------------------------------
Special               Include consulting, non-compete, and
Provisions            non-solicitation provisions both from a business
                      perspective as well as to minimize impact of the excise
                      tax on excess parachute payments in the event of a
                      change in control.

------------------------------------------------------------------------------------------------------------------------------------
Dispute Resolution    .  Require binding arbitration to resolve disputes
                      .  Losing party pays attorneys fees

------------------------------------------------------------------------------------------------------------------------------------
Other                 Eligibility for an executive to receive benefits under the     This has been an issue with a Crestar
                      SERP will not be construed to be "retirement" under the        participant and we want this to be clearly
                      SunTrust Retirement Plan for purposes of establishing          stated.
                      eligibility for other benefits.
------------------------------------------------------------------------------------------------------------------------------------
Cost                                                                                 Existing corporate owned life insurance
                                                                                     policies could potentially provide sufficient
                                                                                     underlying assets to offset the financial
                                                                                     statement expense and balance sheet
                                                                                     liabilities attributable to the emerging
                                                                                     benefit obligations associated with adding
                                                                                     participants to the SERP.

------------------------------------------------------------------------------------------------------------------------------------
Rabbi Trust           Continue to have SERP secured by a Rabbi trust

------------------------------------------------------------------------------------------------------------------------------------

                                          SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                                                                SERP TIER 1

                                     PURPOSE

The SunTrust Banks, Inc. Supplemental Executive Retirement Plan (SERP) is designed to provide a targeted level of post retirement income to certain key executives to supplement the benefits provided under the SunTrust Retirement and ERISA Excess Plans. This Plan is intended to better enable the Company to deliver more competitive levels of total retirement income to its senior executives and to aid in the recruitment and retention of critical executive talent.

                                  PARTICIPANTS

Participation in the SERP is limited to a highly select group of key executives who have significant impact upon the long-term growth and profitability of the Company and who are designated as SERP Participants by the Compensation Committee.

                                  SERP BENEFIT

The SERP Benefit is an annual retirement income benefit equal to 60% of the Participant's SERP Covered Compensation both earned and paid immediately prior to retirement. The SERP Benefit is reduced by any benefits payable to the Participant under the SunTrust Retirement Plan, Social Security, the SunTrust ERISA Excess Plan and certain other executive retirement arrangements. The benefit is calculated at the Participant's normal or early retirement date followed by a one-time adjustment to occur in January after the Participant's Management Incentive Plan (MIP) and Performance Unit Plan (PUP) awards are paid.

                            SERP COVERED COMPENSATION

SERP Covered Compensation is sum of the three full calendar years of a Participant's base salary, annual MIP award and PUP award payment out of the five full calendar years of a Participant's base salary, annual MIP award and PUP award payment immediately preceding the Participant's normal or early retirement date that will produce the highest average.

                                     VESTING

A Participant becomes 100% vested in his/her accrued SERP Benefit after the completion of 10 years of service and the attainment of age 60.

                                RETIREMENT DATES

The SERP Benefit becomes fully accrued and payable to a Participant if retirement occurs at age 65 or later. Early retirement can occur at age 60 or thereafter, with the Participant receiving the benefit accrued up to the date of his/her early retirement actuarially adjusted for early commencement of payment. The early retirement SERP Benefit is calculated by applying a SERP service factor to the accrued SERP Benefit. The SERP service factor is derived by dividing the Participant's actual months of service at the early retirement date by his/her projected months of service had he/she remained with the Company until the normal retirement date. This factor is applied to the accrued SERP Benefit to obtain the early retirement SERP Benefit. No SERP benefit is payable to a Participant if retirement or termination occurs prior to the attainment of age 60.

                              DISABILITY PROVISION

     In the event a Participant becomes disabled prior to retirement, the Participant will continue to accrue a SERP Benefit while disabled until the Retirement Plan benefit is payable or recovery, whichever is earlier. SERP Compensation during any period of disability when compensation is not earned or paid will be assumed at the same rate in effect at the time disability began. The benefit becomes payable under the SERP at age 65 or, if early retirement is elected under the Retirement Plan, at the early retirement date.

                                SURVIVOR BENEFIT

     In the event of the death of a Participant prior to retirement, a survivor benefit will be paid to the Participant's spouse, or if unmarried, the named beneficiary under the SunTrust Retirement Plan. The SERP Survivor Benefit is equal to the accrued benefit that would have been payable to the Participant's spouse under a 100% joint and survivor annuity option if the Participant had retired on the date immediately preceding his/her death. The SERP Survivor Benefit will be paid in a lump sum as soon as practicable following the Participant's death. The computation of the SERP Survivor Benefit will be based on the survivor's annuity amount at the later of the date the deceased Participant would have otherwise attained age 55 or the actual date of the Participant's death. If the SERP Survivor Benefit is paid before age 60, it is actuarially reduced in the same manner as retirement payments under the SunTrust Retirement Plan.

                                 PAYMENT OPTIONS

Upon retirement, the SERP Benefit will be paid from the general assets of the Company in the form of a single lump sum distribution. A Participant may make a written election to have his/her benefit paid in any form of benefit available under the Retirement Plan provided this election is made at least one year before the benefit is to be paid under this plan. For grandfathered participants designated prior to 1994, lump sum payments will be calculated using the PBGC interest rate (rather than the GATT interest rate used in the Retirement Plan). At such time that the PBGC rate is no longer published, a phantom PBGC rate will be used, as outlined in the plan document.

                                TAX CONSEQUENCES

The SERP is an unfunded, nonqualified deferred compensation plan. Distributions are treated as ordinary income. Required federal income tax, state income tax (if applicable) and FICA payroll taxes will be withheld according to the withholding tables in effect at the time of retirement.

                            FORFEITURE AND NONCOMPETE

The Compensation Committee may require a Participant to execute a release and waiver of claims form as a condition of receiving benefits under the SERP. The Committee may also forfeit, suspend or seek to recover SERP Benefit payments for a Participant's violation of applicable civil or criminal laws, corporate rules of conduct or engaging in activity which the Committee determines is detrimental to the interests of the Company. The release also serves as a non-compete agreement between Participant and the Company stating that the Participant agrees not to engage in any business with a direct competitor of the Company.

                          CHANGE IN CONTROL PROTECTION

In the event of a Change in Control and the constructive termination of the
                                    ---
Participant's employment within three years of the change in control date, the Participant's SERP Benefit will vest automatically and will be calculated based upon the following provisions:

..   36 months will be added to the SERP service factor (or if less the number of months to the Participant's 65/th/ birth date)
..   SERP Compensation will be calculated using the highest 12 months out of the last 60 months.
..   The benefit will be payable immediately with a reduction factor of 3% for every year below age 60.
..   The payment will automatically be made as a lump sum.

Additionally, the Participant will continue to receive health, life and disability benefit coverage for up to two years after termination.

The SERP Benefit is secured by a rabbi trust (grantor trust). The purpose of this trust is to provide for the funding of the projected SERP Benefit in the event of a change in control. In addition, the trust would provide protection against a refusal to pay by future management. The trust would become irrevocable upon a change in control. This trust does not provide protection against insolvency or regulatory intervention.

                                       ***

This is a non-technical summary of the Plan. The Plan Document is the authoritative source for all questions on the SERP. A copy of the Plan Document can be obtained by calling Donna Daniel at (404) 827-6163. The Compensation Committee administers the Plan and has the authority to amend it prospectively or terminate the Plan at any time.

Revised February 15, 2001 (SERP Tier1)

                                          SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                                                        SERP TIER 2


                                     PURPOSE

The SunTrust Banks, Inc. Supplemental Executive Retirement Plan (SERP) is designed to provide a targeted level of post retirement income to certain key executives to supplement the benefits provided under the SunTrust Retirement and ERISA Excess Plans. This Plan is intended to better enable the company to deliver more competitive levels of total retirement income to its senior executives and to aid in the recruitment and retention of critical executive talent.

                                  PARTICIPANTS

Participation in the SERP is limited to a highly select group of key executives who have significant impact upon the long-term growth and profitability of the Corporation and are designated as SERP Participants by the Compensation Committee.

                                  SERP BENEFIT

The SERP Benefit is an annual retirement income benefit equal to a service related percentage of a Participant's SERP Covered Compensation. The SERP benefit formula is 2% X a Participant's years of service up to 25 years X a Participant's SERP Covered Compensation. Therefore, a SERP Participant with 25 or more years of service will have a SERP benefit factor of 50% (the target benefit level). The SERP Benefit is reduced by any benefits payable to the Participant under the SunTrust Retirement Plan, Social Security, the SunTrust ERISA Excess Plan and certain other executive retirement arrangements.

                            SERP COVERED COMPENSATION

SERP Covered Compensation is defined as the sum of the three full calendar years of a Participant's base salary and annual MIP award, out of the five full calendar years of a Participant's base salary and annual MIP award immediately preceding the Participant's normal or early retirement date, that will produce the highest average. The annual MIP award is included in the Participant's compensation for the year in which it is earned and not the year in which it is paid.

                                     VESTING

A Participant becomes 100% vested in his/her accrued SERP Benefit after completion of 10 years of service and the attainment of age 60.

                                RETIREMENT DATES

The SERP Benefit becomes fully accrued and payable to a Participant if retirement occurs at age 65 or later. Early retirement can occur at age 60 or thereafter, with the Participant receiving the benefit accrued up to the date of his/her early retirement actuarially adjusted for early commencement of payment. The accrued SERP Benefit as of the early retirement date will be reduced by the same factors used to calculate early retirement benefits under the Retirement Plan. No SERP benefit is payable to a Participant if retirement or termination occurs prior to the attainment of age 60.

                              DISABILITY PROVISION

In the event a Participant becomes disabled prior to retirement, the Participant will continue to accrue a SERP Benefit while disabled until the Retirement Plan benefit is payable or recovery, whichever is earlier. SERP Compensation during any period of disability when compensation is not earned or paid will be assumed at the same rate in effect at the time disability began. The benefit becomes payable under the SERP at age 65 or, if early retirement is elected under the Retirement Plan at the early retirement date.

                                SURVIVOR BENEFIT

In the event of the death of a Participant prior to retirement, a survivor benefit will be paid to the Participant's spouse, or if unmarried, the named beneficiary under the SunTrust Retirement Plan. The SERP Survivor Benefit is equal to the accrued benefit that would have been payable to the Participant's spouse under a 50% joint and survivor annuity if the Participant had retired on the date immediately preceding his/her death. The SERP Survivor Benefit will be paid in a lump sum as soon as practicable after the Participant's death. The computation of the SERP Survivor Benefit will be based on the survivor's annuity amount at the later of the date the Participant would have otherwise attained the age of 55 or the actual date of the Participant's death. If the SERP Survivor Benefit is paid before age 60, it is actuarially reduced in the same manner as retirement payments under the SunTrust Retirement Plan.

                                 PAYMENT OPTIONS

Upon retirement, the SERP Benefit will be paid from the general assets of the Company in the form of a single lump sum distribution. A Participant may make a written election to have his/her benefit paid in any form of benefit available under the Retirement Plan provided the election is made at least one year before the benefit is to be paid under this plan.

                                TAX CONSEQUENCES

The SERP is an unfunded, nonqualified deferred compensation plan. Distributions are treated as ordinary income. Federal income tax, state income tax (if applicable) and FICA payroll taxes will be withheld according to withholding tables in effect at the time of retirement.

                            FORFEITURE AND NONCOMPETE

The Compensation Committee may require a Participant to execute a release and waiver of claims form as a condition of receiving benefits under the SERP. The Committee may also forfeit, suspend or seek to recover SERP Benefit payments for a Participant's violation of applicable civil or criminal laws, corporate rules of conduct or engaging in activity which the Committee determines is detrimental to the interests of the Company. The release also serves as a non-compete agreement between Participant and the Company stating that the Participant agrees not to engage in any business with a direct competitor of the Company.

                          CHANGE IN CONTROL PROTECTION

In the event of a Change in Control and the constructive termination of the
                                    ---
Participant's employment within two years of the change in control date, the SERP Benefit will vest automatically. And, depending upon the age and service of the Participant at the date of termination, the SERP Benefit will be calculated in the same manner as an early retirement or vested terminated retirement benefit under the Retirement Plan. The payment of the SERP Benefit will automatically be made in the form of a single lump sum distribution.

The SERP Benefit is secured by a rabbi trust (grantor trust). The purpose of this trust is to provide for the funding of the projected SERP benefit in the event of a change in control. In addition, the trust would provide protection against a refusal to pay by future management. The trust would become irrevocable upon a change in control. This trust does not provide protection against insolvency or regulatory intervention.


                                       ***

This is a non-technical summary of the Plan. The Plan Document is the authoritative source for all questions on the SERP. A copy of the Plan Document can be obtained by calling Donna Daniel at (404) 827-6163. The Compensation Committee administers the Plan and has the authority to amend it prospectively or terminate the Plan at any time.

Revised February 15, 2001
SERP Tier 2